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                                                                   Exhibit 10.14



                                   AGREEMENT


                 This Agreement ("Agreement") is entered into as of October 14, 1997, by and between Tom's Foods Inc., a Delaware corporation (the "Company"), and Gerald R. Barker ("Executive").

                 WHEREAS the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel; and

                 WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties;

                 NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

                 1. Defined Terms. The definition of capitalized terms used in this Agreement is provided in Section 13 hereof.

                 2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2001.

                 3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments described in Section 4 hereof. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

                 4.   Severance Payments.

                 4.1 In the event of termination of the Executive without Cause, Executive shall be entitled to receive all unpaid Base Salary earned to the date of termination and the Company shall continue to pay to Executive as a severance payment (the "Severance Payment") Executive's monthly salary as of the date of termination for twelve (12) months following the termination date; provided, however, that if Executive becomes otherwise employed any time during such twelve (12) month period, the Company thereafter shall pay to Executive only one-half of the remaining monthly Severance Payment due to Executive. In addition, in the event of a Constructive Dismissal of Executive, the Company shall pay to Executive the Severance Payment and such Severance Payment shall not be reduced due to Executive's subsequent employment during the twelve (12) month period. If Executive is terminated or resigns under this paragraph, Executive shall be entitled to receive all accrued and unpaid incentive compensation and other bonuses (if any) for the year in which such termination occurs, prorated as of the date of termination. Any payments pursuant to this

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paragraph shall constitute liquidated damages and shall be Executive's sole right to compensation in the event of a Constructive Dismissal or termination by the Company without Cause. Executive's acceptance of each payment provided for in this paragraph shall constitute a release of the Company, its officers, directors and affiliates, from all claims Executive may then have against the Company, except for the obligation of the Company to continue to make the Severance Payment for the balance of the twelve (12) month period.

         In the event of termination for Cause, Executive shall be entitled to receive all unpaid Base Salary earned to the date of termination, but all other rights of Executive hereunder shall terminate as of the effective date of Executive's termination.

                 4.2 This Agreement shall terminate automatically upon the death of Executive. In addition to any benefits under any insurance, retirement or other plan of the Company for Executive, the Company shall pay within thirty (30) days of the date of death to the Executive's legal representatives or, if the Executive shall have filed with the Company a designation of a person to receive such payment, such person, the sum of any unpaid Base Salary through the date of termination and any accrued and unpaid incentive compensation or other bonuses (if any) for the year in which such termination occurs prorated as of the date of termination.

                 4.3 If, during the period of this Agreement, Executive comes under such illness, physical or mental disability or other incapacity ("Disability") that the Board determines that he is unable to perform his full-time duties to the Company for a period in excess of 60 substantially consecutive days or nonconsecutive periods aggregating more than one hundred and twenty (120) days within any six (6) month period, exclusive of Saturdays, Sundays, holiday or days on which Executive was on vacation, the Company may terminate the Executive by giving notice to Executive of its intention to terminate due to Disability and this Agreement shall terminate at the end of the month in which such notice was given. In the event of such termination, the Company shall pay the sum of (i) any unpaid Base Salary through the date of termination, (ii) any accrued and unpaid incentive compensation or other bonuses (if any) for the year in which such termination occurs prorated as of the date of termination, and (iii) the Severance Payments described in Section 4.1, minus any amounts payable to Executive under the Company's benefit plans or insurance or social security payable.

                 4.4 Upon termination of this Agreement, all obligations of the Company and rights of Executive under this Agreement shall cease, except as otherwise provided herein.
                 5. Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties and supersedes, and is in lieu of, all other agreements or arrangements relating to the subject matter hereof between Executive and the Company. This Agreement cannot be changed, modified, or discharged other than by an agreement in writing signed by the Company pursuant to authorization of its Board and by Executive.

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                 6.   Survival and Benefit.  Except as otherwise herein
expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and Executive, his heirs, executors, administration and legal representatives.

                 7. Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect and any court of competent jurisdiction may so modify or amend the objectionable provision as to make it valid, reasonable and enforceable.

                 8. Waiver. The failure of the Company to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 9. Governing Law. This Agreement shall be construed and interpreted under and pursuant to the laws of the State of Georgia irrespective of the fact that Executive may become a resident of another state or jurisdiction.

                 10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by personal delivery (with receipt therefor) or by certified mail, return receipt requested, first class postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                                  To the Company:

                                  Tom's Foods Inc.
                                  900 8th Street
                                  Columbus, Georgia 31902
                                  Attention:  President

                                  To the Executive:

                                  Gerald R. Barker
                                  5041 Donna Sue Drive





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                                  Columbus, Georgia 31907

                 11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                 12. Section Headings. All section headings are contained herein for convenience only and shall not be considered in the interpretation of this Agreement.

                 13. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                 (A) "Base Salary" shall mean Executive's then-current annual base salary.

                 (B)  "Board" shall mean the Board of Directors of the Company.

                 (C) "Cause" shall mean Executive's conviction of a felony related to the Company's business and the performance of Executive's assigned duties, breach of any statutory or common law duty of loyalty to the Company, Executive's intentional failure to comply with the terms of this Agreement, and Executive's Gross Negligence (as defined herein) or willful misconduct in the performance of the Executive's duties. "Gross Negligence" shall mean the absence of that degree of care which every person of common sense, however inattentive he or she may be, exercises under the same or similar circumstances, or such other meaning as such term may then have under the law of the State of Georgia.

                 (D) "Constructive Dismissal" shall mean a constructive dismissal (which shall include a material diminution of the Executive's responsibilities) of the Executive following a change in ownership of the Company.

                 (E) "Company" shall mean Tom's Foods Inc., a Delaware corporation and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                 (F) "Executive" shall mean the individual named in the first paragraph of this Agreement.



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         IN WITNESS WHEREOF, the Company had caused this Agreement to be executed and Executive has executed this Agreement, all as of the day and year first above written.


                                        TOM'S FOODS INC.


                                        By /s/ S. ALBERT GASTON
                                          -----------------------------------
                                        Name: S. Albert Gaston
                                        Title: Senior Vice President


                                        EXECUTIVE:


                                        /s/ GERALD R. BARKER
                                        -------------------------------------



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